Boulder Total Return Fund, Inc.

		Meeting of Shareholders-Voting Results (Unaudited)


	On May 18, 2004, the Fund held its Annual Meeting of Shareholders to consider the election of Directors of the Fund and certain corporate governance proposals. The following votes were recorded:

PROPOSAL 1: (Voting by AMPS Shareholders):
Election of Richard I. Barr as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative						588		96.7
Withheld				 		 20		 3.3
	TOTAL					 	608		100


Election of Susan L. Ciciora  as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative						588		96.7
Withheld				 		 20		 3.3
	TOTAL					 	608		100


PROPOSAL 1: (Voting by Common Stock Shareholders):
Election of Joel W. Looney  as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				11,677,667.0890		98.8
Withheld				   138,342.0410		 1.2
	TOTAL				11,816,009.1300		100.0


Election of Alfred G. Aldridge, Jr. as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				11,677,167.0890		98.8
Withheld				   138,842.0410		 1.2
	TOTAL				11,816,009.1300		100.0



Election of Stephen C. Miller  as Director of the Fund
						# of Votes Cast	% of Votes Cast
Affirmative				11,677,978.0890		98.8
Withheld				   138,031.0410		 1.2
	TOTAL				11,816,009.1300		100.0




PROPOSAL 2: (Common Stock and AMPS voting together as a single class):
Amendment to the Fund's Charter to declassify the Board and
provide for annual election of Directors
			# of Votes Cast	% of Votes Cast
For					11,669,585.1930		98.8
Against				   117,779.4620		 1.0
Abstain				    28,132.4750		 0.2
	TOTAL				11,815,497.1300		100.0



PROPOSAL 3: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter providing that Directors shall be elected by a plurality of votes cast at a meeting at which a quorum is present
			# of Votes Cast	% of Votes Cast
For					 8,443,274.3280		71.5
Against				   122,395.0000		 1.0
Abstain				    28,948.8020		 0.2
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0


PROPOSAL 4: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter repealing a provision stating that Directors may be removed only by the affirmative vote of the holders of at least 80% of the class of stock entitled to elect that Director
			# of Votes Cast	% of Votes Cast
For					 8,404,792.0460		71.1
Against				   162,066.6090		 1.4
Abstain				    27,759.4750		 0.2
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0

PROPOSAL 5: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter providing that the Secretary of the
Fund shall call a special stockholders meeting upon the written request of the holders of 25% of outstanding shares entitled to vote at the meeting
		# of Votes Cast	% of Votes Cast
For					 8,315,195.6410		70.4
Against				   158,432.0140		 1.3
Abstain				   120,990.4750		 1.0
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0


PROPOSAL 6: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter vesting in the stockholders the power to amend or adopt Bylaws by the affirmative vote of a majority of votes cast at a meeting at which a quorum is present
		# of Votes Cast	% of Votes Cast
For					 8,386,600.1790		71.0
Against				   147,239.4620		 1.2
Abstain				    60,778.4890		 0.5
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0

PROPOSAL 7: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter prohibiting the Fund from opting into any provision of the Maryland Unsolicited Takeovers Act
			# of Votes Cast	% of Votes
Cast
For					 8,421,382.6730		71.3
Against				   125,908.1060		 1.0
Abstain				    47,327.3510		 0.4
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0

PROPOSAL 8: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter repealing Article VII and replacing it with a new section providing that no (a) business combination (e.g., mergers, consolidation, share exchanges), (b) voluntary liquidation or dissolution, (c) stockholder proposal regarding specific investment decisions, (d) proposal to open-end the Fund, or (e) self tender for more than 25% of the Fund's shares in any twelve-month period, may be effected without the affirmative vote of the holders of at least two-thirds of outstanding shares
entitled to be cast on the matter
		# of Votes Cast	% of Votes Cast
For					 8,268,896.3010		70.0
Against				   254,547.8050		 2.1
Abstain				    71,174.0240		 0.6
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0

PROPOSAL 9: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter to establish the maximum number of
Directors at five
			# of Votes Cast	% of Votes Cast
For					 8,375,546.9640		70.9
Against				   176,226.0000		 1.5
Abstain				    42,845.1660		 0.3
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0

PROPOSAL 10: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter providing that, upon redemption of all of the Fund's shares of preferred stock, including the Fund's Taxable Auction Market Preferred Stock, the term of the Directors elected by the holders of the Fund's preferred stock will automatically terminate
			# of Votes Cast	% of Votes Cast
For					 8,424,589.9780		71.3
Against				   137,173.0000		 1.1
Abstain				    32,855.1520		 0.3
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0

PROPOSAL 11: (Common Stock and AMPS voting together as a single class):
An amendment to the Charter repealing a provision that requires, under certain circumstances, certain amendments to various other provisions of the Charter to be approved by the holders of at least 80% of the shares of the Fund's Common Stock and Preferred
Stock, voting together as a single class, and 80% of the shares of the Fund's Preferred Stock, voting separately
			# of Votes Cast	% of Votes Cast
For					 8,386,031.4190		70.9
Against				   174,057.0000		 1.5
Abstain				    34,529.7110		 0.3
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0


PROPOSAL 12: (Common Stock and AMPS voting together as a single class):
A proposal to amend and restate the Charter, the implementation of which is contingent on the approval of Proposals 2 through 11
			# of Votes Cast	% of Votes Cast
For					 8,391,083.7790		71.0
Against				   165,577.0000		 1.4
Abstain				    37,957.3510		 0.3
No Vote				 3,220,879.0000 		27.3
	TOTAL				11,815,497.1300		100.0